Utah Clay Technology, Inc.

                         Exhibits to Amendment No. 1 to
                        Form SB-2 Registration Statement



Exhibit
Number                Description of Exhibit

 3(i)         -       Articles of Incorporation of Utah Clay Technology,
                      Inc. and amendments thereto.

 3(ii)        -       Bylaws of Utah Clay Technology, Inc.

 5            -       Opinion of Thomas J. Kenan on the legality of the
                      securities being registered.

 9            -       2000 Stock Option Plan

 10           -       White  Mountain  mining  lease,  consisting  of  Amendment
                      Agreement of November 9, 1992; Mining Lease dated March 1,
                      1994;  Addendum to Mining Lease dated March 15, 2000;  and
                      Addendum to Mining Lease
                      dated March 27, 2000.

 10.1         -       Oro Blanco mining lease, consisting of Mining Lease  dated
                      December 31, 1999.

 10.2         -       Kimberly   claims:   Mining   Lease   Agreement  (Fullmer-
                      Engh),   dated   June  19,   1993;   Addendum  to Fullmer-
                      Engh  Mining  Lease,  dated     March  15,  2000;   Option
                      (Engh-Kaolin of the West)to Enter Into Mining Lease, dated
                      September 30, 1996; Option (Kaolin of the West-Utah Clay) to Enter Into Mining Lease, dated September 30, 1996, to which is attached an unexecuted Mining Lease; Addendum to Engh-Kaolin of the West Option to Enter Into Mining Lease, dated March 27, 2000; and Addendum to Kaolin of the WestUtah Clay Option to Enter Into Mining Lease dated
                      March 27, 2000.

 10.3         -       Koosharem   claims:   Mining   Lease   Agreement (Fullmer-
                      Engh),   dated   June  19,   1993;   Addendum  to Fullmer-
                      Engh  Mining  Lease,   dated   March  15,  2000;    Option
                      (Engh-Kaolin of the West)to Enter Into Mining Lease, dated
                      September 30, 1996; Option (Kaolin of the West-Utah Clay) to Enter Into Mining Lease, dated September 30, 1996, to which is attached an unexecuted Mining Lease; Addendum to Engh-Kaolin of the West Option to Enter Into Mining Lease, dated March 27, 2000; and Addendum to Kaolin of the West-

                      Utah Clay Option to Enter Into Mining Lease dated March 27, 2000.


 10.4         -       Topaz  claims:   Mining  Lease  Agreement  (Fullmer-Engh),
                      dated June 19, 1993; Addendum to FullmerEngh Mining Lease, dated March 15, 2000;  Option  (Engh-Kaolin of the West)to
                      Enter Into Mining Lease,  dated September 30, 1996; Option
                      (Kaolin of the West-Utah Clay) to Enter Into Mining Lease,
                      dated   September  30,  1996,  to  which  is  attached  an
                      unexecuted Mining Lease; Addendum to Engh-Kaolin of the West Option to Enter Into Mining Lease, dated March 27,
                      2000; and Addendum to Kaolin of the WestUtah Clay Option to Enter Into Mining Lease dated March 27, 2000.

 23           -       Consent  of  Thomas J. Kenan,   to  the  reference  to him
                      as an attorney who has passed upon certain information contained in the Registration Statement.

 23.1         -       Consent of Kabani & Company, Certified Public Accountants,
                      independent auditors of the Registrant.

 27           -       Financial Data Schedule.

                                                                #156551
                                                                Received
                                                              March 01, 1994
                                                               State of Utah
                                                          Department of Commerce

                           ARTICLES OF INCORPORATION

                                       OF

                           UTAH CLAY TECHNOLOGY, INC.

          The undersigned natural person, being over the age of eighteen (18) years, and acting as an incorporator under the provisions of the Utah Revised Business Corporation Act (hereinafter referred to as the "Act ") adopts the following Articles of Incorporation:

                                    ARTICLE I

          The name of this corporation is Utah Clay Technology, Inc. (the "Corporation").

                                   ARTICLE II

          The Corporation is organized to engage in any lawful act or activity for which corporations may be organized under the Act.

                                   ARTICLE III

          The Corporation is authorized to issue only one class of shares, to be designated Common Stock. The total number of shares of Common Stock that the Corporation is authorized to issue is Thirty Million (30,000,000). The Common Stock of the Corporation shall have a par value of One Cent ($.01) per share and shall be entitled to receive the net assets of the Corporation upon dissolution.

                                   ARTICLE IV

          The shareholders of the Corporation shall have pre-emptive rights with respect to issuance by the Corporation of shares of its Common Stock.

                                    ARTICLE V

          The street address of the initial registered office of the Corporation
is 426 South 500 East, Salt  Lake City,  Utah, 84102.   The name  of the initial
registered agent  of the Corporation at that address is E. Paul Wood.

                                   ARTICLE VI

          The Corporation authorizes indemnification of its directors and officers, and advancement of expenses, to the extent set forth respectively in Sections 902 and 904 of the Utah Revised Business Corporation Act.

                                   ARTICLE VII

          The name and address of the incorporator of the Corporation is as follows:
                               E. Paul Wood, Esq.
                            LITTLEFIELD & PETERSON ~
                               426 South 500 East
                            Salt Lake City, UT 84102

          IN WITNESS WHEREOF, the undersigned, being the incorporator of the Corporation, executes these Articles of Incorporation and certifies to the truth of the facts herein stated, this 1st day of March, 1994.


                                        /s/E. Paul Wood
                                        ---------------------------------------
                                        E. Paul Wood
                                        Incorporator

          The appointment of the undersigned as the initial registered agent of the Corporation is hereby accepted.


                                        /s/E. Paul Wood
                                        ---------------------------------------
                                        E. Paul Wood
                                        Registered Agent

                                                                   Received
                                                               October 21, 1996
                                                                 Utah Div. of
                                                              Corp. & Comm. Code

                                     AMENDED

                            ARTICLES OF INCORPORATION

                                       OF

                           UTAH CLAY TECHNOLOGY, INC.

          The undersigned natural persons, being over the age of eighteen (18) years, and acting as Board of Directors under the provisions of the Utah Revised Business Corporation Act (hereinafter referred to as the "Act") adopts the following Amended Articles of Incorporation:

                                    ARTICLE I

          The name of this corporation is Utah Clay Technology, Inc. (the "Corporation").

                                   ARTICLE II

          The Corporation is organized to engage in any lawful act or activity for which corporations may be organized under the Act.

                                   ARTICLE III

          The Corporation is authorized to issue two classes of shares, to be designated as:
                              1) Common Stock and;

                              2) Preferred Stock.

               COMMON STOCK:

          AUTHORIZED NUMBER OF SHARES:   The total  number of  shares of  Common
Stock  that  the   Corporation  is   authorized  to  issue  is   Thirty  Million
(30,000,000).

          PAR VALUE: The Common Stock of the Corporation shall have a par value of ONE HUNDREDTH CENT ($.001) per share and shall be entitled to receive the net assets of the

Corporation after distribution to Preferred Shares in the event of the liquidation and dissolution of the Company.

               PREFERRED STOCK:

          AUTHORIZED NUMBER OF SHARES: The total number of shares of Preferred Stock that the Corporation is authorized is TEN MILLION SHARES (10,000,000).

          PAR VALUE: The Preferred Stock of the Corporation shall have a par value of ONE HUNDREDTH CENT ($0.001) per share and shall be entitled to receive the assets of the Corporation over the Company's Common Stock in the event of the liquidation and dissolution of the Company.

                                   ARTICLE IV

          The shareholders of the Corporation shall have pre-emptive rights with respect to issuance by the Corporation of shares of its Common Stock.

                                    ARTICLE V

          The street address of the registered office of the Corporation is 3985 South 2000 East, Salt Lake City, Utah 84124. The name of the registered agent of the Corporation at that address is Dennis S. Engh.

                                   ARTICLE VI

          The Corporation authorizes indemnification of its directors and officers, and advancement of expenses, to the extent set forth respectively in Sections 902 and 904 of the Utah Revised Business Corporation Act.

                                   ARTICLE VII

          The name and address's of the Board of Directors of the Corporation is as follows:

          Daniel H. Engh                              Dennis S. Engh
          2340 East Germania Circle                   4532 Briarcreek Drive
          Sandy, Utah 84093                           Salt Lake City, Utah 84117

          Darin Engh                                  Tony Lotito
          437 East Elise Street                       4346 Mullholland Street
          Sandy, Utah 84070                           Salt Lake City, Utah 84124

          Thomas F. Harrison
          2930 Millcreek Road
          Salt Lake City, Utah 84109

          IN WITNESS WHEREOF, the undersigned, being the Board of Directors of the Corporation, executes these Amended Articles of Incorporation and certifies to the truth of the facts herein stated, this ___ day of October, 1996.


/s/Daniel H. Engh                            /s/Dennis S. Engh
---------------------------                  -----------------------------
Daniel H. Engh                               Dennis S. Engh


/s/Darin Engh                                /s/Tony Lotito
---------------------------                  -----------------------------
Darin Engh                                   Tony Lotito


/s/Thomas F. Harrison
---------------------------
Thomas F. Harrison


          The appointment of the undersigned as the registered agent of the Corporation is hereby accepted.


                                             /s/Dennis S. Engh
                                             ---------------------------------
                                             Dennis S. Engh
                                             Registered Agent

                                    AMENDED

                           ARTICLES OF INCORPORATION

                                       OF

                           UTAH CLAY TECHNOLOGY, INC.

      The undersigned natural persons, being over the age of eighteen (18) years, and acting as the Board of Directors under the provisions of the Utah Revised Business Corporation Act (hereinafter referred to as the "Act") adopts the following amended Articles of Incorporation:


                                   ARTICLE I

     The  name  of  this   corporation  is   Utah  Clay  Technology,  Inc.  (the
"Corporation").

                                   ARTICLE II

     The Corporation is organized to engage in any lawful act or activity for which corporations may be organized under the Act.

                                  ARTICLE III

     The Corporation is authorized to issue two classes of shares, to be designated as:

                                    1) Common Stock and;

                                    2) Preferred Stock

               COMMON STOCK:

          AUTHORIZED NUMBER OF SHARES:   The total  number  of  shares of Common
Stock  that   the  Corporation   is  authorized  to   issue  is  Thirty  Million
(30,000,000).


          PAR VALUE: The Common Stock of the corporation shall have a par value of ONE HUNDREDTH CENT ($.001) per share and shall be entitled to receive the net assets of the Corporation after distribution to Preferred Shares in the event of

                                                                   Received
                                                                March 20, 2000
                                                                 Utah Div. of
                                                              Corp. & Comm. Code

the liquidation and dissolution of the Company.

               PREFERRED STOCK:

          AUTHORIZED NUMBER OF SHARE: The total number of shares of Preferred Stock that the Corporation is authorized is TEN MILLION SHARES (10,000,000).


          PAR VALUE: The Preferred Stock of the Corporation shall have a par value of ONE HUNDREDTH CENT ($0.001) per share and shall be entitled to receive the asset of the corporation over the Company's common Stock in the event of liquidation and dissolution of the Company.


                                   ARTICLE IV

     The shareholders of the Corporation shall have no pre-emptive rights with respect to issuance by the corporation of shares of its Common Stock.

                                   ARTICLE V

     The street  address of  the registered  office  of the  Corporation is 3985
South 2000 East, Salt Lake City, Utah 84124.   The name  of the registered agent
of the Corporation at that address is Dennis S. Engh.

                                   ARTICLE VI

     The Corporation authorizes indemnification of its directors and officers, and advancement of expenses, to the extent set forth respectively in Section 9092 and 904 of the Utah Revised Business Corporation Act.

                                  ARTICLE VII

     The name and address of the Board of Directors of the Corporation is as follows:

Daniel H. Engh                               Dennis S. Engh
2340 East Germania Circle                    4532 Briarcreek Drive
Sandy, Utah 84093                            Salt Lake City, Utah 84117


Darin Engh                                   Tony Lotito
437 East Elise Street                        4610 South Naniloa Drive
Sandy, Utah 84070                            Salt Lake City, Utah 84124


Thomas F. Harrison
2930 Millcreek Road
Salt Lake City, Utah 84109


     IN WITNESS WHEREOF, the undersigned, being the Board of Directors of the Corporation, executes these Amended Articles of Incorporation and certifies to the truth of the facts herein stated, this ___ day of March, 2000.



/s/Daniel H. Engh                            /s/Dennis S. Engh
---------------------------------            ----------------------------------
Daniel H. Engh                               Dennis S. Engh



/s/Darin Engh                                /s/Tony Lotito
--------------------------------             ----------------------------------
Darin Engh                                   Tony Lotito



/s/Thomas F. Harrison
--------------------------------
Thomas F. Harrison



     The  appointment   of the  undersigned  as  the  registered  agent  of  the
Corporation is hereby accepted.





                                             /s/Dennis S. Engh
                                             ----------------------------------
                                             Dennis S. Engh
                                             Registered Agent